UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 3, 2008

TradeStation Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	000-31049	650977576
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8050 SW 10th Street, Suite 4000, Plantation, Florida		33324
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(954) 652-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers: On January 3, 2008, the Compensation Committee of the Board of Directors of TradeStation Group, Inc. (the "Company") approved for the Company's Chief Executive Officer and President, Chief Financial Officer and other named executive officers (i) base salaries for 2008, (ii) bonuses for 2007, and (iii) share-based awards (i.e., equity compensation) to be granted January 18, 2008 as part of the Company’s annual grant of share-based awards. The Board of Directors approved the Chief Executive Officer’s compensation on January 8, 2008.

Base salaries for 2008 for the Company's (i) Chief Executive Officer and President, Salomon Sredni, (ii) Chief Financial Officer, David Fleischman, (iii) Chief Growth Officer and President of TradeStation Securities, Inc., Joseph Nikolson, and (iv) General Counsel, Marc Stone, are as follows: $515,000 for Mr. Sredni, $309,000 for Mr. Nikolson, and $288,400 for Mr. Fleischman and Mr. Stone.

Cash bonuses for 2007 performance for these executive officers are $50,000 for Mr. Sredni, and $40,000 each for Messrs. Fleischman, Nikolson and Stone.

With respect to the equity-based awards, the Company will issue to Messrs. Sredni, Fleischman, Nikolson and Stone restricted shares of common stock of the Company and stock options as described below.

The Company will issue to these executive officers on and as of Friday, January 18, 2008, restricted shares of common stock of the Company in a number equal to the following dollar amounts divided by the closing price of the Company’s common stock on The NASDAQ Stock Market on that date: $278,100 for Mr. Sredni, $166,860 for Mr. Nikolson, and $155,736 for Mr. Fleischman and Mr. Stone. These restricted stock awards will be issued pursuant to the Company’s incentive stock plan. The shares issued will vest 50% on the third anniversary of the date of grant and 100% on the sixth anniversary, with 100% acceleration upon retirement, death, disability and change in control of the Company. Any unvested shares at the time of termination of employment must be resold to the Company for $0.

The Company will grant to these executive officers on and as of Friday, January 18, 2008, stock options to purchase a number of shares of common stock of the Company in a number equal to the following dollar amounts, divided by 63% of the closing price of the Company's common stock on The NASDAQ Stock Market on that date (which, pursuant to the Company’s recent historical estimates, approximates an estimated fair value of the options over their estimated lives equal to those respective dollar amounts): $185,400 for Mr. Sredni, $111,240 for Mr. Nikolson, and $103,824 for Mr. Fleischman and Mr. Stone. All of these stock options will be issued pursuant to the Company’s incentive stock plan at exercise prices equal to the closing price of the Company’s common stock on The NASDAQ Stock Market on the date of grant, will vest 20% on each anniversary of the date of grant (with 100% acceleration of vesting upon death, disability and change in control of the Company), and will expire ten years from the date of grant.

A 2008 bonus compensation plan or program for Messrs. Sredni, Fleischman, Nikolson and Stone has not yet been determined.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TradeStation Group, Inc.

January 9, 2008	By:	/s/ Marc J. Stone

Name: Marc J. Stone
Title: General Counsel